Certain portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The non-public information has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The omitted portions of this Exhibit are indicated by the following: [****].

Exhibit 10.19

HOMECARE HOMEBASE, L.L.C.
RESTATED CLIENT SERVICE AND LICENSE AGREEMENT

This Restated Client Service and License Agreement (the “Agreement”) is made and entered into this 31st day of December, 2014, by and between Homecare Homebase, LLC, a Delaware limited liability company (“HCHB”) and EHHI Holdings, Inc., a Delaware corporation, including all of its wholly owned subsidiaries (“Client”).

WHEREAS, HCHB has developed an inclusive homecare management software product that includes multiple modules for collecting, storing, retrieving and disseminating home care patient health and health related information by and on behalf of home health care agencies, point of care staff, physicians, patients and patient family members via hand held mobile computing devices and desktop computers linked with an internet website hosted by HCHB; and

WHEREAS, Client desires to utilize the HCHB System, including all software products developed by HCHB in connection therewith, for which Client shall receive training, documentation, and technical support, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, HCHB and Client agree as follows:

1.    License. HCHB hereby grants to Client a non exclusive, non transferable (except pursuant to Section 26) right and license to use the HCHB software products identified on Schedule A (the “Licensed Software”) (i) during the term, on the internet website hosted by HCHB (the “HCHB Website”) (the Licensed Software and HCHB Website collectively, the “HCHB System”) or on other websites if permitted by Section 10.4 (Cancellation of Hosting and Maintenance Services), (ii) or after the term, on a self-host by Client or a third party hosted application service provider to Client. The term “Licensed Users” shall refer to Client and all of Client’s staff and in-home service providers. The term “Authorized Users” shall refer to Licensed Users as well as the treating physicians and family members of Client’s patients. Client acknowledges that the Licensed Software resides solely on the HCHB Website (or on other websites if permitted by Section 10.4) and may be accessed by Authorized Users utilizing computer hardware and mobile computing devices purchased by Client (or the Authorized Users) from HCHB or other third party vendors. Client agrees that its use of the Licensed Software shall be limited to the Authorized Users, and shall be subject to all of the limitations and restrictions set forth herein and on Schedule “A” hereto, including all limitations imposed on HCHB by its third party vendors (provided that Client is made aware of those limitations in advance and the limitations do not prevent Client’s use of the Software as generally reflected in HCHB’s Manuals). Further, except as otherwise set forth herein (including pursuant to Section 26), Client agrees that it may not sell, sublicense, lease or otherwise transfer all or any portion of its rights under this Agreement to any third party, including the performance by Client of data processing or time sharing services utilizing the HCHB System or the Licensed Software, absent the prior written consent of HCHB. Client acknowledges and agrees to be responsible for the compliance with the terms of this Agreement (including the confidentiality provisions of Section 5 below) by all Authorized Users designated by Client hereunder.

1.1.    Notwithstanding the foregoing, the licenses granted hereunder are fully paid, perpetual, irrevocable licenses for Client and its Affiliates to use the HCHB System, including all application versions

Certain portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The non-public information has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The omitted portions of this Exhibit are indicated by the following: [****].

of the Licensed Software throughout the United States and Canada in connection with their business operations, but not in connection with the operation of a service bureau or processing center for unaffiliated third parties. As used herein, the term “Affiliates” shall mean those entities that are, from time to time, controlling, controlled by, or under common control with Client.

1.2.    [Intentionally Omitted.]
2.    Term. This Agreement became effective (the “Effective Date”) upon December 1, 2004 and shall continue thereafter until terminated in accordance with Section 10 below. Each anniversary thereof shall be referred to herein as a “Contract Year”. The term “Year One” shall mean the twelve month period beginning with the Effective Date.

3.    Training and Implementation.

3.1.    Pre-Implementation Planning. Promptly following the Effective Date, representatives of the parties shall meet to conduct a pre-implementation planning meeting, whereby the parties shall designate the respective responsibilities of the parties for implementing the HCHB System, including the designation of required computer hardware and related hosting accessories and the schedule for conducting the training of Client and all initial Licensed Users initially designated by Client. Client will bear [****] associated with such activities [****]. Each party will bear its own travel expenses.

3.2.    Initial Training; Manuals. HCHB agrees to provide Client and all Licensed Users with training and initial consultation on the implementation and use of the HCHB System, HCHB Website and Licensed Software. Such training shall be conducted by HCHB professionals at HCHB’s training facility in Dallas, Texas, or at Client’s facility, at Client’s election. Client shall be solely responsible for all travel and related expenses incurred by its trainees. Client acknowledges that it will be solely responsible for the training of any person subsequently designated by Client as an Authorized User who does not otherwise participate in the HCHB training program. Additionally, HCHB shall provide Client with a single copy and an electronic copy of the HCHB System User Manuals (the “Manuals”) that detail the features and functionalities of the HCHB System, HCHB Website and Licensed Software. Client may make additional copies of the Manuals (in physical or electronic form) as reasonably necessary for its use of the HCHB System pursuant to this Agreement, and HCHB will provide additional copies of the Manuals to Client at Client’s request (for which Client will reimburse HCHB). The ownership, use and dissemination of the Manuals is otherwise subject to the terms of Section 5 below.

3.3.    Designated Contacts. Client shall designate not more than two (2) persons within its organization who must complete the training procedures specified in Section 3.2 above in each component of the HCHB System and Licensed Software and be experienced in the use of Client’s hardware and the mobile computing devices used to access the HCHB Website. Such persons shall serve as Client’s “Designated Contacts.” Client shall advise HCHB in writing prior to the Effective Date of the selection of the initial Designated Contacts and notify and provide HCHB with timely notice of any change of the Designated Contacts. The Designated Contacts will be primarily responsible for assisting Authorized Users with technical aspects of the HCHB System and Licensed Software, and for responding in the first instance and attempting to resolve questions and problems related to the operation and use of the HCHB System and Licensed Software by Authorized Users. Absent emergency circumstances, only Designated Contacts may request telephone support and error corrections from HCHB and Client acknowledges that HCHB will direct all of its communications concerning same to Client’s Designated Contacts.

Certain portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The non-public information has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The omitted portions of this Exhibit are indicated by the following: [****].

4.    Client Hardware Requirements. Client acknowledges that the use of the HCHB System and Licensed Software requires that Client maintain, at its sole expense, the following equipment meeting, at the minimum, the specifications established by HCHB in the Manuals: (i) personal computers for use of the Licensed Software on HCHB Website, (ii) mobile computing devices approved by HCHB to ensure compatibility with the Licensed Software for use by Licensed Users, purchased from HCHB or third party vendors, and (iii) an internal telephone network, including telephone line connections or the equivalent, and high speed Internet access services (via DSL, cable or T1 connectivity). HCHB has previously provided to Client a document containing these specifications. Client will be solely responsible for training its Authorized Users in the use of its computer hardware and mobile computing equipment used to access the Licensed Software and the HCHB Website.

5.    Ownership of Intellectual Property and Confidential Use.

5.1.    Client acknowledges that the HCHB System and Licensed Software are proprietary to HCHB and that Client acquires no rights of ownership in the HCHB System or Licensed Software, except the right to use the HCHB System and Licensed Software in accordance with this Agreement. Client further acknowledges that all intellectual property rights in the HCHB System and Licensed Software shall be and remain vested in HCHB (or those third parties with whom HCHB maintains license agreements providing for integrating software utilized in the Licensed Software). Client acknowledges and agrees that this Agreement shall be Client’s sole source of rights in and to the HCHB System, the Licensed Software, and the HCHB Website, and any other intellectual property of HCHB, and Client shall obtain no such rights merely by virtue of its employment of any current or former employee of HCHB.

5.2    All Manuals, clinical information such as clinical pathways and physical assessment tools, technical information and documentation, data, drawings, specifications, software listings, source or object code that HCHB may have imparted or disclosed and/or may from time to time impart or disclose to Client forming all or part of, and relating substantially to, the HCHB System and Licensed Software are proprietary to HCHB and constitute confidential information of HCHB (“HCHB Confidential Information”). Client agrees that it shall use such HCHB Confidential Information solely in accordance with the provisions of this Agreement and that it shall not at any time during or after the expiration or termination of this Agreement impart or disclose any such HCHB Confidential Information, whether directly or indirectly, to any third party without HCHB’s prior written consent in each instance. Subject to the foregoing, Client shall take all necessary and reasonable steps to keep the Licensed Software under adequate security to insure that no unauthorized copies or uses are made thereof, and to protect the confidentiality of the Licensed Software. Client shall notify HCHB immediately of any unauthorized use or possession of the Licensed Software (or copies thereof) by third parties. Furthermore, Client agrees not to continue use of any of the HCHB Confidential Information after the expiration or termination of this Agreement. Client moreover agrees not to reverse engineer, disassemble, de-compile, translate or modify the Licensed Software or any part thereof without prior written permission from HCHB, except as necessary to exercise its rights in the Licensed Software herein.

5.3.    Client Data. Client shall be solely responsible and HCHB shall not be responsible for the content, accuracy, truthfulness, completeness and quality of all patient health information and any other data, including without limitation data concerning Client’s patients, services provided, and/or business operations, entered into the HCHB System (collectively, “Client Data”). Client is and shall remain the sole owner of all Client Data and HCHB assumes no liability with respect to such Client Data based on any violations, causes of action, judgments, allegations, and related costs arising from Client’s use of the HCHB System and/or Licensed Software and the content (or lack of content) of the Client Data. Client acknowledges that (a) HCHB may access and/or use such Client Data solely for the purposes of performing its obligations under this Agreement and in accordance with the terms of the Health Insurance Portability and Accountability Act

Certain portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The non-public information has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The omitted portions of this Exhibit are indicated by the following: [****].

of 1996 (“HIPAA”) and the Business Associate Agreement between the parties and (b) HCHB shall have the right to make all legal use of de-identified Client Data created by HCHB pursuant to the HIPAA de-identification standard and implementation specifications under 45 C.F.R. § 164.514. Pursuant to § 164.514(a) of the HIPAA Privacy Rule, Client Data is considered de-identified with respect to a patient or other individual when that Client Data does not identify an individual and with respect to which there is no reasonable basis to believe that the Client Data can be used to identify an individual. All de-identified information created by HCHB in compliance with the Agreement will belong exclusively to HCHB provided that (i) Client will not hereby be prevented from itself creating and using its own de-identified information and (ii) HCHB must present such de-identified information on an anonymous basis, and may not directly or indirectly use or present the data in any way that identifies or could be used to identify the company, provider, or affiliates thereof (including any group of affiliated providers) that supply the Client Data. For consideration of the aforementioned access and/or use of Client de-identified data, HCHB will provide Client with access to and use of HCHB’s Benchmarking Services for all such de-identified data [****] for a period of [****] following the date upon which the Benchmarking Services Database includes non-Client de-identified data [****]. As used in this Section 5.3, (a) “Benchmarking Services” means a new product to be developed by HCHB that enables comparative benchmarking, based on de-identified data from HCHB clients, of the operational and clinical performance of homecare agencies and hospice agencies against agencies of similar size and reach, and (b) “Benchmarking Services Database” means the database derived by HCHB exclusively containing de-identified data from HCHB clients for the Benchmarking Services. Benchmarking Services shall be deemed to be incorporated into Schedule A (Licensed Software) of the Agreement.

5.4.    The confidentiality provisions of this Section 5 shall not apply to any information (excluding Client Data) that (i) is already known to the receiving party or its affiliates, free of any obligation to keep it confidential; (ii) is or becomes publicly known through no wrongful act of the receiving party or its affiliates; (iii) is received by the receiving party from third party without any restriction on confidentiality; (iv) is independently developed by the receiving party or its affiliates; (v) is disclosed to third parties by the disclosing party without any obligation of confidentiality; (vi) is approved for release by prior written authorization of the disclosing party; or (vii) recipient’s legal advisors state must be disclosed to comply with law, regulation, executive or judicial order, or other legal requirement, provided, however, that the party intending to make such disclosure advises the other party as promptly as reasonably possible under the circumstances of the intended disclosure and provides reasonable cooperation in any effort by the other party to obtain a protective order or other similar relief.

6.    HCHB’s Representations and Warranties; Disclaimers.

6.1.    HCHB makes the following representations and warranties to Client:

(a)    HCHB has the legal right to enter into this Agreement, to perform its obligations hereunder, and to license the HCHB System and Licensed Software to Client in the manner provided for hereunder.

(b)    Neither the HCHB System, HCHB Website, or Licensed Software, nor use thereof pursuant to this Agreement, infringes, misappropriates, or conflicts with, the rights held by any third party under any patent, trademark, copyright, trade secret or other proprietary right. HCHB has used and will use commercially reasonable efforts to ensure that the HCHB System, HCHB Website, and Licensed Software will be free of (i) any computer code or instructions that may disrupt, damage, or interfere with Client’s, or any Authorized User’s, computer and/or telecommunications facilities (e.g., malicious code or viruses); (ii) any "back doors" or "trap doors" which allow for application code access through the bypassing of any/all security features; and (iii) any barriers designed for, or having

Certain portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The non-public information has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The omitted portions of this Exhibit are indicated by the following: [****].

the effect of, preventing Client and Authorized Users from accessing all of its data (including Client Data) in non-encrypted form with the data structures and relationships preserved.

(c)    HCHB shall maintain the Client Data on the HCHB Website, for receipt and transmission of basic data concerning Client’s patients on a 24-hour, 7-day per week basis, except during those periods where HCHB performs scheduled maintenance, such as updating the Licensed Software and servicing or upgrading web-hosting equipment (which periods HCHB will use reasonable efforts to minimize and schedule at times least disruptive to Client and its Authorized Users). Whenever possible, HCHB will notify Client of any scheduled maintenance not less than 5 days prior to the scheduled maintenance;

(d)    HCHB shall provide computer facilities and high speed Internet connectivity at the hosting site, as required for the operation of the HCHB Website and the use of the HCHB System. HCHB does not warrant that the Licensed Software will meet all of Client’s customer and patient requirements, be error free, or operate without interruption.

Performance - Because HCHB back-office applications are accessed via the Internet, it is not feasible to guarantee system performance, because HCHB has no control over a customer's Internet bandwidth and latency. HCHB does guarantee an adequate pipeline between HCHB’s system and the Internet, and adequate hardware resources to enable its applications to be responsive for all of our users. HCHB will allow maximum average response time by providing average bandwidth of not less than 125% of the average bandwidth utilization during any one month period and by providing average CPU and memory availability of not less than 125% of average memory utilization during any one month period. Upon Client’s request, HCHB will provide Client with reports of monthly bandwidth and memory usage and availability.

Availability - Because HCHB back-office applications are accessed via the Internet, it is not feasible to guarantee system availability because HCHB has no control over a customer's Internet availability. However, HCHB does guarantee that its systems will be up and running, and available to users with Internet availability for a minimum of 99.5% of the time, measured during any continuous 30 day period, excluding planned system outages. System availability is constantly tracked, and all incidents of unplanned loss of availability are recorded and reported to our users. Upon Client’s request, HCHB will provide Client with frequent (at least monthly) detailed reports of its back-office response time and availability statistics. Brief, planned system outages are done on a very infrequent basis. These types of outages are for necessary system maintenance or reconfiguration, and are typically performed between 11:00 pm and 4:00 am (EST).

Penalties - In the event and to the extent that the HCHB system does not perform in accordance with the Performance and Availability standards outlined in this Section 6.1(d), HCHB will refund an amount equal to one month of Client’s hosting fees (which is the equivalent of one-third of the hosting portion of Client's quarterly Maintenance and Hosting Fee, as calculated according to the Hosting Rate set forth on Schedule "A" hereto).

Redundant system components and connectivity shall be provided to minimize unscheduled down-time, however, HCHB does not and cannot control the flow of data to or from the HCHB Website and other portions of the Internet. Such flow sometimes depends in large part on the performance of internet services provided or controlled by third parties. At times, actions or inactions of such third parties may impair or disrupt Client's connections to the internet (or portions thereof). Although HCHB will use commercially reasonable efforts to

Certain portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The non-public information has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The omitted portions of this Exhibit are indicated by the following: [****].

take all actions it deems appropriate to remedy and avoid such events, HCHB cannot guarantee that such events will not occur. Accordingly, HCHB disclaims any and all liability resulting from or related to such events.

HCHB acknowledges that Client has the ability to conduct impromptu inspections of HCHB’s data center and development facilities. HCHB will require only a 48 hour notice to ensure availability of appropriate staff.

(e)    HCHB shall perform daily back-ups of all Client Data on the HCHB Website and restore the HCHB Website to the level of the most recent usable back-up, if and when necessary. Upon Client’s request, HCHB will also provide a monthly extract for the Client data in a format agreeable to both parties with meta data updates. HCHB will utilize reasonable commercial off-site back-up storage to provide Client added security, to which back-up tapes of Client’s data will be transported on at least a weekly basis. Client will have reasonable access rights to the off-site storage of its data.

(f)    HCHB shall provide service personnel to assist Client in the use of the HCHB System during HCHB’s normal business hours of 8:00 a.m. to 5:00 p.m., Central Standard Time, Monday through Friday, except for HCHB-observed holidays (provided that HCHB will provide Client an annual list of these holidays in advance). The current HCHB-observed holidays are listed in a document previously provided to Client. In addition, HCHB personnel will be available by answering service/pager outside normal business hours but only to receive and respond to reports of emergencies related to the HCHB System, at no charge to Client. Such telephone support is not a substitute for training, and may only be requested by Client’s Designated Contacts (as defined in Section 3.3);

(g)    HCHB may, at its discretion, develop bug fixes, modifications, improvements and updates to the Licensed Software, the HCHB System and/or HCHB Website (collectively, the “Improvements”). As applicable, the Improvements will be made automatically available to Client and Authorized Users, and in those cases where the Improvements result in significant changes to the graphical user interface or add significant features or functionalities to the HCHB System, HCHB will send a written notice advising Client of the Improvements, the date of proposed release, and any actions required by Client or Authorized Users in order to access and implement such Improvements. HCHB will use reasonable efforts to minimize cost or disruption to Client and its Authorized Users due to any Improvements;

(h)    The HCHB System, HCHB Website, and Licensed Software will perform substantially in accordance with the documentation therefor during the term of this Agreement. HCHB will undertake to diagnose and correct in a timely fashion any reported and reproducible failure (or other reproducible failure of which HCHB becomes aware) of the Licensed Software, HCHB System or HCHB Website, to perform substantially in accordance with the documentation when used in or via the desktop computers or mobile computing devices meeting the then-current minimum specifications maintained by HCHB. HCHB will use reasonable efforts to minimize cost or disruption to Client and its Authorized users due to any changes in minimum specifications.

THE WARRANTIES SET FORTH ABOVE ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, SATISFACTORY QUALITY, NON-INFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE. THE PROVISIONS OF THIS SECTION 6 ARE SUBJECT TO THE LIMITATIONS SET FORTH IN SECTION 13 BELOW.

Certain portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The non-public information has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The omitted portions of this Exhibit are indicated by the following: [****].

7.    Fees.

7.1    Training Fees. Client agrees to pay to HCHB the training fees set forth on Schedule “A” hereto on the date indicated thereon for the training services described in Section 3.2.

7.2.    Base License Fee. Client agrees to pay to HCHB a one-time, non-refundable base license fee (the “Base License Fee”) in the amount specified on Schedule “A” attached hereto, which Base License Fee shall be payable in accordance with the terms set forth in Section 7.5 below.

7.3.    User Fee. Client agrees to pay to HCHB a one-time per user fee (the “User Fee”) in the amount specified on Schedule “A” for the number of Licensed Users designated by Client from time to time during the term hereof as Licensed Users of the Licensed Software . The initial number of Licensed Users of Client (“Initial Licensed Users”) and the initial User Fee are designated on Schedule “A” hereto. User Fees for additional Licensed Users are due upon authorization of such users by HCHB and will be payable under the same terms and conditions of the initial User Fee (over the 5 years thereafter).

7.4    Maintenance and Hosting Fee. In consideration for the services rendered by HCHB pursuant to Section 6 above, Client agrees to pay to HCHB a quarterly maintenance and hosting fee (the “Maintenance and Hosting Fee”), equal to Client’s Base License Fee plus current User Fee (for the number of Licensed Users specified by Client for the Contract Year quarter) multiplied by the Maintenance Rate and Hosting Rate set forth on Schedule “A” hereto. The Maintenance and Hosting Fee for each Contract Year quarter (calculated as of the last day of the month preceding such quarter based on the total number of Client-specified Licensed Users for such quarter on such day, provided that Client may decrease the number of Licensed Users by providing notice to HCHB at least thirty (30) days before the start of the new quarter) will be calculated and paid quarterly in advance and in accordance with the following Section. If Client exercises its option pursuant to Section 10.4 to terminate Hosting and/or Maintenance Services, to reinstate the provision of Hosting and/or Maintenance Services, Client must pay the lesser of applicable: (a) HCHB’s new lines fee; or (b) the aggregate of unpaid maintenance fees from the time of cancellation until reinstatement.

7.5    Payments. The aggregate sum of the Base License Fee and the initial User Fees (for the number of Licensed Users set forth in Schedule “A”) of Client (the “Initial Fees”) shall be payable in accordance with the following schedule:

(i)    Twenty-five percent (25%) of the Initial Fees shall be due upon the final execution of this Agreement;

(ii)    Fifteen percent (15%) of the Initial Fees shall be due no later than 90 days after final execution of this Agreement;

(iii)    Ten percent (10%) of the Initial Fees due no later than 180 days after final execution of this Agreement;

(iv)    Three point one two five percent (3.125%) of the Initial Fees shall be due at the start of each Contract Year quarter for Contract Year 2 through Contract Year 5 (sixteen quarterly payments), however, such quarterly payments shall be decreased pro rata for any decrease in the Initial Licensed Users;

HCHB will invoice Client for the above Initial Fee installment payments at least thirty (30) days before each due date. In the event Client fails to pay within twenty (20) days after the date due

Certain portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The non-public information has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The omitted portions of this Exhibit are indicated by the following: [****].

any undisputed installments of the Initial Fees, this Agreement shall automatically terminate, and all prior payments received by HCHB shall be deemed fully earned by HCHB and shall not be refunded.

All such Initial Fees described above have been paid in full.

At the end of Contract Year 5, Client shall make quarterly payments of the Maintenance and Hosting Fee described in Section 7.4 for any subsequent quarter during the term of this Agreement. HCHB will invoice Client for Maintenance and Hosting Fees on the first day of each Contract Year quarter, specifying the current number of Licensed Users (which number is calculated per Contract Year quarter and subject to change by Client for each quarter as set forth in Section 7.4). Payment of the Maintenance and Hosting Fee will be due within thirty (30) days of the start of each applicable Contract Year quarter. The failure to pay such invoice (unless disputed) on or before the due date shall constitute a material breach of this Agreement, and Client acknowledges that, in addition to all other remedies available to HCHB under this Agreement, HCHB may, as a result of such material breach, on 24-hours prior notice to Client restrict Client’s access to the HCHB Website and the HCHB System until all outstanding undisputed invoices are paid. HCHB reserves the right to charge and collect interest at the lesser of 1.5% per month or the maximum rate allowed under applicable Texas law on the unpaid balance of each undisputed invoice not paid on or before its due date.

7.6.    Client Taxes. Client accepts responsibility for all federal, state and local taxes paid or payable under this Agreement, including sales, use, excise and other taxes and all government imposed fees and charges (but excluding any taxes due by HCHB based on its income).

7.7    Self Hosting Option. Client may convert the license set forth in Section 2.1 of the Agreement into a stand-alone non-hosted license by providing HCHB with ninety (90) days prior written notice of its intent to host the Licensed Software on Client’s own system, except that if HCHB terminates this Agreement pursuant to Section 10.1 or 10.2 hereof, such notice period will be waived. The parties shall thereafter determine the terms and timeframe for HCHB’s delivery of all object code related to the Licensed Software and Client Data in its possession to Client, and HCHB’s assistance necessary for an orderly transition of the Licensed Software from its HCHB hosted environment to Client’s systems. Once the transition is completed, Client shall no longer be obligated to pay to HCHB a fee for hosting the Licensed Software, and instead the parties shall agree upon an equitable adjustment to the Annual Maintenance and Hosting Fee described in Section 7.4. Furthermore, the frequency of Maintenance releases for self hosted Clients will be limited to one time per year or additionally as necessary to meet changes in regulatory requirements.

8.    Insurance. HCHB shall maintain in force during the term of this Agreement a standard fire and extended coverage insurance policy insuring HCHB’s web-hosting facility and its contents. HCHB and Client, and all parties claiming under them, mutually release and discharge each other and their respective officers, directors, partners, employees and agents, from all claims and liabilities arising from or caused by any casualty or hazard to the extent covered by valid and collectible insurance on the facility; provided that such release shall not operate in any case where the effect is to invalidate such insurance coverage. This release shall apply even if the loss or damage shall be caused by the fault or negligence of a party hereto or for any person for which such party is responsible.

9.    Compliance With Laws. The parties shall at all times comply with all applicable state, federal and local laws and regulations applicable to their respective business operations. Neither party shall engage in any activities that constitute or encourage a violation of any applicable law or regulation, including HIPAA,

Certain portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The non-public information has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The omitted portions of this Exhibit are indicated by the following: [****].

or that defame or invade the privacy of any third party, including any Client patient. The parties agree that to the extent federal, state or local laws are amended or promulgated that impair or affect the terms and conditions of this Agreement or the manner in which the parties conduct their respective business operations, both HCHB and Client shall use commercially reasonable efforts to effect an amendment to this Agreement to comply with such relevant law or regulations. To the maximum extent possible, any such amendment shall preserve the underlying economic and financial arrangements between the parties. In the event of a change in existing law and the parties are unable to agree to any such amendments required hereunder, the matter of amending the Agreement shall be submitted to dispute resolution in accordance with Section 17 below. HCHB will use commercially reasonable efforts to cause the Licensed Software to function in compliance with mandatory federal, state and local regulations, existing and future, including HIPAA. HCHB agrees that it may be considered a “business associate” of Client under HIPAA and agrees to execute Client’s Business Associate Agreement (to the extent it has not already done so), a copy of which is attached hereto as Exhibit 1, and to comply with its terms.

10.    Termination.

10.1    With Advance Notice. Each party hereto shall have the right to terminate the Agreement in the event of a material breach of this Agreement by the other party. In such event, the party exercising its right to terminate shall provide written notice of such breach to the breaching party and, in all cases other than the failure of Client to pay an undisputed invoice due in accordance with this Agreement, the breaching party shall have a period of thirty (30) days following its receipt of such written notice to cure such breach. If such breach is not cured within such 30-day period, the party exercising its right to terminate may then send written notice to the breaching party terminating the Agreement, and such Agreement shall be terminated upon receipt by the breaching party of such written notice. In the case of Client’s failure to timely pay an outstanding undisputed invoice in accordance with this Agreement, HCHB shall provide written notice of such breach, and such breach must be cured on or before the expiration of ten (10) days following written notice thereof by HCHB; otherwise HCHB may exercise its right to terminate this Agreement.

10.2    Termination Without Advance Notice. Notwithstanding the terms of Section 10.1, each party may terminate this Agreement upon written notice to the other party (which will terminate this Agreement and all obligations of the parties hereunder) in the event of the occurrence of any of the following: (a) the other party assigns or attempts to assign its rights under this Agreement in violation of Section 26; (b) the other party requests or suffers the appointment of a trustee or other receiver, or its assets are attached or judgment is executed upon its business or assets; (c) the other party makes an assignment for the benefit of its creditors; or (d) the other party files a voluntary proceeding in bankruptcy or fails to obtain a dismissal of any involuntary proceeding against it in bankruptcy within sixty (60) days after it is filed. Notwithstanding the terms of Section 10.1, Client may terminate this Agreement upon written notice to HCHB (which will terminate this Agreement and all obligations of the parties hereunder) in the event Client terminates the Business Associate Agreement attached as Exhibit 1 for HCHB’s breach thereof.

10.3.    Termination for Convenience. Notwithstanding any other provision in this Agreement, (a) Client may terminate this Agreement at any time and for any reason upon ninety (90) days prior written notice to HCHB, and (b) beginning on the date that is the thirteenth (13th) anniversary of December 19, 2013, HCHB may terminate this Agreement at any time and for any reason upon two (2) years prior written notice to Client.

Certain portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The non-public information has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The omitted portions of this Exhibit are indicated by the following: [****].

10.4    Cancellation of Hosting and Maintenance Services. Client shall have the option, exercisable (i) at any time following the expiration of one year from the Effective Date or (ii) immediately if this Agreement is terminated pursuant to 10.2 (b), (c) or (d), or if Client terminates the Business Associate Agreement for breach, or (iii) immediately if HCHB assigns the agreement or experiences a Change of Control, to provide written notice to HCHB that Client no longer desires for HCHB to continue providing hosting services

(“Hosting Service”) or maintenance, support and upgrade versions and services (“Maintenance Services” and together with Hosting Services, the “Hosting and Maintenance Services”) for Client’s continued use of the Licensed Software and, in such event, such Hosting Services and/or Maintenance Services shall cease to be provided by HCHB (x) on a date ninety (90) days from the date of HCHB’s receipt of such written notice in the case of scenarios (i) or (iii) above, or (y) immediately in the case of scenario (ii) above (in any such case, the “Cancellation Date”). Such cancellation shall not prejudice HCHB’s right for payment for all Hosting Services and/or Maintenance Services provided by HCHB to Client prior to the Cancellation Date, and Client shall remain liable for the payment thereof. On or before the Cancellation Date of Hosting Services and/or Maintenance Services, HCHB shall provide Client with a copy of the then-current executable version of the Licensed Software. After cancellation of Maintenance Services, HCHB shall have no further obligation to provide Client with any upgraded or improved versions of the Licensed Software. Following the Cancellation Date, Client will have no obligation to pay the fees for the cancelled services. Client is hereby granted a present perpetual, non-exclusive, non-transferable right and license to use the Licensed Software in the executable version provided to Client in connection with the Cancellation Date, subject to all of the terms and conditions contained in this Agreement pertaining to Client’s use of the Licensed Software, including the ownership and confidentiality provisions of Section 5 herein. Client hereby agrees not to exercise its rights under such license until after the Cancellation Date. If at any time following the Cancellation Date Client shall desire for HCHB to reestablish Hosting Services and/or Maintenance Services on behalf of Client, HCHB agrees to do so provided Client resumes payment of the applicable Hosting and Maintenance Fees as set forth herein, and in addition, pays to HCHB all fees for Maintenance Services to which HCHB would have otherwise been entitled to receive from Client since the Cancellation Date. “Change of Control” of a party occurs when the collective owners of that party’s capital stock (or ownership or membership interests) as of the date of this Agreement no longer own at least 50% of such party’s capital stock (or ownership or membership interests). In the event Client cancels Maintenance Services and/or Hosting Services, and upon the request of Client, HCHB shall provide reasonable transition assistance on a time and material basis at its then-current hourly rate for such services.

10.5    Transfer of Licensed Software Upon Termination. Upon the expiration or termination of this Agreement without cause by either party, HCHB shall convey and assign to Client, without further payment by Client, the then current version of the Licensed Software, for use in connection with Client's business operations, but not in connection with the operation of a service bureau or processing center for unaffiliated third parties. Such assignment shall not include the source code or any source code materials and HCHB shall have no further obligations to provide any maintenance, support, or upgrades to the Client with respect to its use of the Licensed Software following termination of this Agreement, and any and all expressed or implied warranties with respect to the Licensed Software provided by HCHB pursuant to this Agreement with respect to the Licensed Software shall also terminate and be of no further force or effect.

11.    Effect of Termination. Upon the effective date of termination of this Agreement:

(a)    HCHB will immediately cease providing to Client access to the HCHB System and the Licensed Software, and all usernames and passwords for Client and its Authorized Users shall be

Certain portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The non-public information has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The omitted portions of this Exhibit are indicated by the following: [****].

deactivated with the following exception; HCHB will allow access by two (2) of Client’s Users to Client’s data on HCHB’s System for up to thirty (30) calendar days from the date HCHB has provided Client with a copy of its data in a machine readable SQL database format;

(b)    Any and all undisputed payment obligations of Client under this Agreement for services provided through the date of termination will immediately become due and payable; and

(c)    Within fifteen (15) days after such termination, each party will return to the other all Confidential Information and Client Data of the other party in its possession and will not make or retain any copies thereof except as required to comply with applicable laws relating to the retention of Client Data. Client acknowledges and understands that upon termination of this Agreement and return of Client Data to Client, HCHB shall remove Client Data from the HCHB Website. Upon termination, HCHB will provide Client access to the data until data is provided in acceptable format readable to the Client. Client shall be entitled to retain its Client Data and copies of reports which it generated using or with assistance of the Licensed Software prior to the effective date of termination, but shall return, destroy or erase in a secure fashion all copies of the Licensed Software, related documentation and the Manuals that are in the possession of or controlled by Client or an Authorized User and shall certify to HCHB in writing that it has done so. Client will not be required to return any HCHB Confidential Information to HCHB if Client has the continuing right and license to use the Licensed Software pursuant to Section 10.4, and Client may utilize such Confidential Information as reasonably necessary to exercise such rights (and any other continuing rights) hereunder.

12.    Indemnification. HCHB will indemnify, defend and hold Client, its affiliates and other customers or clients, harmless from and against any and all costs, liabilities, losses, expenses, including reasonable attorneys’ fees, (collectively, “Losses”) resulting from or arising out of (a) HCHB’s breach of any representation or warranty in this Agreement; (b) HCHB’s breach of the Business Associate Agreement; and (c) any claim, suit, action or proceeding (each, an “Action”) brought by any third party against such indemnified entities alleging (i) the infringement or misappropriation of any intellectual property right relating to the delivery or use of the HCHB System, the HCHB Website or the Licensed Software, but excluding any infringement contributorily caused by Client; or (ii) the personal injury or damage to real or tangible personal property caused by the negligence or willful misconduct of HCHB. Client will indemnify, defend and hold HCHB, its affiliates and other customers or clients, harmless from and against any and all Losses resulting from or arising out of any Action brought against HCHB, its affiliates or clients alleging any damage or destruction to the HCHB System, the Licensed Software, or HCHB Website caused by Client, any Authorized User, or their respective agents or employees, or which result from Client’s breach of this Agreement, the breach of any representation or warranty made by Client in this Agreement, or the failure to comply or otherwise observe the reasonable policies and procedures of HCHB provided by it in the Manuals or any written supplements thereto. Each party’s indemnification obligations hereunder shall be subject to (i) receiving reasonably prompt written notice of the existence of any Action; (ii) being able to, at its option, control the defense of such Action; (iii) permitting the indemnified party to participate in the defense of any such Action; and (iv) receiving full cooperation of the indemnified party in the defense thereof.

13.    Limitation of Liabilities. [****] NEITHER PARTY SHALL BE LIABLE FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES WHATSOEVER (INCLUDING DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, OR OTHER PECUNIARY LOSS) ARISING OUT OF THIS AGREEMENT OR THE PERFORMANCE OR FAILURE OF THE HCHB SYSTEM, THE LICENSED SOFTWARE, OR THE HCHB WEBSITE, OR FOR ACTS OF NEGLIGENCE THAT ARE

Certain portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The non-public information has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The omitted portions of this Exhibit are indicated by the following: [****].

NOT RECKLESS OR INTENTIONAL, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. [****] HCHB’S ENTIRE LIABILITY TO CLIENT OR ANY OTHER PARTY, INCLUDING AN AUTHORIZED USER, FOR ANY LOSS OR DAMAGE RESULTING FROM ANY CLAIMS, DEMANDS OR ACTIONS ARISING OUT OF THIS AGREEMENT OR THE PERFORMANCE OF OR FAILURE TO PERFORM HEREUNDER SHALL NOT EXCEED THE GREATER OF (A) [****] OR (B) [****].

14.    Force Majeure. Neither party shall be responsible for the failure to perform in a timely manner under this Agreement (with the exception of undisputed payments due by either party for work or services previously performed) when the failure results from events or conditions beyond the reasonable control of a party, including acts of God, civil war, insurrection or riots, fire, flood, explosion, earthquake, or serious accident, labor disputes, shortages of raw materials, or enactment of legislation rendering the performance of either party hereto unlawful.

15.    Independent Contractors. HCHB is and shall perform under this Agreement as an independent contractor. HCHB and Client shall have and maintain exclusive control and direction over all of their respective employees, agents, and operations. Each party assumes full and exclusive responsibility for the payment of all premiums, payroll taxes, and other taxes now or hereafter required by any law or regulation as to its own employees and agents engaged of the performance of its obligations under this Agreement.

16.    No Third Party Beneficiaries. This Agreement is for the benefit of HCHB and Client only, and confers no rights or benefits on any other person or entity, including any customer, client, patient, vendor, or affiliate of either party hereto.

17.    Dispute Resolution. This Section governs any dispute, disagreement, claim or controversy between the parties to this Agreement arising from or related to this Agreement (a “Disputed Matter”). All Disputed Matters shall be submitted to the following dispute resolution process:

17.1.    Internal Resolution. The Disputed Matter shall first be referred jointly to senior executives of each of the parties. If such executives do not agree upon a resolution within ten (10) business days after referral of the matter to them, the complaining party shall proceed to the next stage of this dispute resolution procedure.

17.2.    Mediation. The complaining party shall, upon written notice and within ten (10) business days after the conclusion of the internal escalation procedure, elect to have the Disputed Matter referred to non-binding mediation before a single impartial mediator to be jointly agreed upon by the parties. The mediation hearing shall be attended by executives of both parties possessing authority to resolve the Disputed Matter, and shall be conducted no more than thirty (30) business days after a party serves a written notice of an intention to mediate. The parties shall share equally all costs of such mediation. If the Disputed Matter cannot be resolved at mediation, the complaining party shall proceed to the next stage of this dispute resolution procedure.

17.3.    Arbitration. In the event that a Disputed Matter has not been resolved through mediation, the complaining party shall submit the Disputed Matter to binding arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association (the “AAA”). The arbitration panel shall have the authority to render any award or remedy allowed by law. The arbitration panel shall consist of three neutral arbitrators selected from the AAA’s Panel of Arbitrators, and the arbitration hearing shall be conducted in Dallas, TX. The parties shall diligently attempt to schedule the arbitration hearing for a time within one

Certain portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The non-public information has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The omitted portions of this Exhibit are indicated by the following: [****].

hundred and twenty (120) days after the demand for arbitration hereunder has been issued. Following the hearing, the arbitrators shall issue a written decision specifying the basis of their decision, and the award made, if any. The cost of the arbitration proceeding shall be shared equally by the parties, but the prevailing party in any arbitration proceeding shall be entitled to recover its reasonable and necessary attorneys’ fees and expenses incurred in connection with the arbitration. Provided that Client continues to timely pay HCHB all fees and royalties due under this Agreement, Client shall continue to possess the rights granted to it under this Agreement during the pendency of any Disputed Matter before arbitration.

17.4.    Injunctive Relief Pending Arbitration. NOTWITHSTANDING THE FOREGOING, HOWEVER, IT IS AGREED THAT ANY BREACH OF THIS AGREEMENT BY EITHER PARTY MAKING ANY UNAUTHORIZED USE OF THE LICENSED SOFTWARE OR DISCLOSING ANY CONFIDENTIAL INFORMATION OR CLIENT DATA OF THE OTHER PARTY OTHER THAN AS SPECIFICALLY PERMITTED BY THIS AGREEMENT WILL CAUSE IMMEDIATE AND IRREPARABLE HARM. IN THE EVENT OF ANY SUCH BREACH BY A PARTY, THE OTHER PARTY SHALL BE ENTITLED TO PURSUE IMMEDIATE AND INTERIM INJUNCTIVE RELIEF FROM ANY COURT OF COMPETENT JURISDICTION TO RESTRAIN SUCH UNAUTHORIZED USE OR CONDUCT.

18.    Expenses. Each party hereto agrees to pay the costs and expenses, including reasonable attorneys' fees, incurred by the other party in successfully enforcing any of the terms of this Agreement in the event of a breach or threatened breach.

19.    Entire Agreement. This Agreement and the schedules and exhibits hereto (incorporated herein by this reference) contain the complete agreement among the parties with respect to the transactions contemplated hereby and supersedes all prior discussions and agreements and understandings among the parties with respect to such transactions. All prior “Client Service Agreements” (or agreements of different title) governing Client’s use of (or Client’s subsidiaries whose use thereof is permitted hereunder) the HCHB System, HCHB Website, or Licensed Software are hereby terminated. Should a conflict arise between the terms and conditions of this Agreement and any statement of work, deliverable, purchase order, invoice, or other communication between the parties hereunder, this Agreement shall control. Should a conflict arise between the Business Associate Agreement attached as Exhibit 1 hereto and this Agreement, the Business Associate Agreement will control.

20.    Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute only one original.

21.    Notices. All notices, demands, requests, or other communications that may be or are required to be given, served or sent by any party to the other party pursuant to this Agreement shall be in writing and shall be mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery or facsimile transmission, addressed as follows:

HCHB:
Homecare Homebase, LLC
6688 N. Central Expwy, Suite 800
Dallas, TX 75206
Attention: Tom Maxwell and April Anthony

Certain portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The non-public information has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The omitted portions of this Exhibit are indicated by the following: [****].

Client:
EHHI Holdings, Inc.
6688 N. Central Expwy, Suite 1300
Dallas, TX 75206
Attention: April Anthony

Each party may designate by notice in writing a new address to which any notice, demand, request, or communication may thereafter be so given, served or sent. Each notice, demand, request or communication that is mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given, served, sent and received for all purposes at such time as it is delivered to the addressee, with the return receipt, the delivery receipt, the affidavit of messenger, or the facsimile confirmation of receipt being deemed conclusive evidence of such delivery, or at such time as delivery is refused by the addressee upon presentation.

22.    Waivers. The waiver by a party of a breach of any provision of this Agreement by the other party (a) shall not operate or be construed as a waiver of any subsequent breach by such other party and (b) will be valid only if in writing signed by the waiving party.

23.    Successors, Transferees, and Assigns. This Agreement and the rights, interests, and obligations hereunder shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors to their entire business, permitted transferees, and permitted assigns.

24.    Governing Law. The parties acknowledge and agree that this Agreement and the obligations and undertakings of the parties hereunder will be performable in Dallas, Dallas County, Texas. This Agreement and the rights and obligations of the parties hereto shall be governed, construed and enforced in accordance with the laws of the State of Texas without regard to the conflict of laws provision thereof. If any action is brought to enforce or interpret this Agreement, venue for such action shall be in Dallas County, Texas.

25.    Amendment. This Agreement may be amended, modified or supplemented only by a written instrument executed by the party against which enforcement of the amendment, modification or supplement is sought.

26.    Assignment. Neither this Agreement nor any right or obligation created hereby shall be assignable by either party hereto without the prior express written approval of the other party (not unreasonably withheld or delayed), except to a successor to its business (which shall include (i) any merger or consolidation of such party in which such party is not the surviving entity, (ii) any sale of in excess of fifty percent (50%) of such party’s then outstanding shares of common stock, or (iii) any sale of all or substantially all of such party’s assets). For the purpose of this Section, Client may exercise its permitted assignment rights on a per-division basis. If Client decides to execute a permitted assignment regarding some but not all divisions, it may bifurcate this Agreement and transfer the number of Licensed Software seats or users associated with such division to the division itself or any other successor entity. In such a situation, Client and the division or successor entity will each be deemed to retain all rights present under this Agreement (for their respective Licensed Software seats or users) pursuant to two then-separate agreements with HCHB. If HCHB uses subcontractors to perform any obligations under this Agreement, HCHB will continue to be liable to Client for all such obligations.

27.    Survival. The provisions of Sections 1 (first sentence, excluding Section 1(i)) (License), 5 (Ownership of Intellectual Property and Confidential Use), 7.7 (Self-Hosting Option, second sentence only), 10.5 (Transfer of Licensed Software Upon Termination), 10.4 (last sentence only, Cancellation of Hosting

Certain portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The non-public information has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The omitted portions of this Exhibit are indicated by the following: [****].

and Maintenance Services), 9 (Compliance With Laws), 11 (Effect of Termination), 12 (Indemnification), 13 (Limitations of Liability), Sections 15 through 28, Section 30 (References), Section 31 (Non-Solicitation) and Section 33 (Bankruptcy), and all other perpetual rights granted herein shall survive the termination for any reason of this Agreement.

28.     Interpretation. As used in this Agreement: “include,” “includes” and “including” are not limiting and “or” is not exclusive. Headings included herein are for convenience only, and will not be used to construe this Agreement.

29.     [Intentionally Omitted.]

30.    References. Client agrees to use its commercially reasonable efforts to serve as a reference site upon reasonable advance notice from HCHB with respect to any prospective third parties to whom HCHB may grant a license to use the Licensed Software or other software useful with the HCHB System.

31.     Non-Solicitation. Each party agrees that neither it nor any of its wholly-owned subsidiaries shall attempt to hire any then-current employees of the other party during the term of this Agreement without the other party’s prior written consent.

32.    HCHB shall provide Client with a report, prepared on an annual basis by an independent third party in accordance with Statement of Auditing Standards 70 or SSAE 16, that provides assurance that HCHB’s system of internal controls are in place, properly designed and operating effectively. Such report will include both a Type I assessment that concludes on the adequacy of the design of internal controls as well as a Type II assessment that concludes on the operating effectiveness of these controls.

33.     Bankruptcy. The parties intend that the rights and licenses granted by HCHB to Client pursuant to this Agreement are licenses of rights to “intellectual property” for all purposes of Section 365(n) of Title 11 of the United States Code, as such term is defined in Title 11 of the United States Code. The parties agree that all materials provided by HCHB to Client pursuant to this Agreement are “embodiments” of such intellectual property, for the purposes of Section 365(n). HCHB consents to the assumption of this Agreement in bankruptcy.

34.     RESERVED.

35.     Agreement to Use the License for Future Business. During the term of this Agreement, Client agrees and covenants to use the Licensed Software in all businesses acquired by Client and will upon consummation of any such acquisitions license the Licensed Software for use in such acquired businesses pursuant to the terms and conditions of this License Agreement.

36.1.    Source Code License. In the event HCHB files for bankruptcy protection, or Client otherwise has the right to obtain the Source Code for the Licensed Software in the HCHB System pursuant to the Source Code Escrow Agreement (entered into among Iron Mountain, HCHB and Client with Deposit Account Number 35888), Client has the right to obtain the Source Code for the Licensed Software in the HCHB system pursuant to the Source Code Escrow Agreement provided for in Section 36.2. As used herein, the term “Source Code” means the human readable computer programming information, and all programming documentation reasonably useful for maintaining and updating the Licensed Software, including, but not limited to, narrative descriptions, programming notes, software tools, schematics and information identifying

Certain portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The non-public information has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The omitted portions of this Exhibit are indicated by the following: [****].

all third party software and databases used in conjunction with or as a part of the HCHB System and all third-party software used to develop and maintain the Licensed Software.

36.2.    Source Code Escrow. The subsisting Source Code Escrow Agreement (under the Deposit Account number previously provided to the other party) shall be updated to list Client as the Beneficiary along with current contact information. HCHB represents and warrants that the Deposit Materials in escrow as of December 19, 2013 include all Licensed Software and the HCHB System as of such date and are current and complete as of such date. HCHB agrees that it will update the Deposit Materials on a quarterly basis with the then current and complete copies of all Licensed Software and the HCHB System.

37.    Hosting and Maintenance Services. Unless Client has exercised the self-hosting option under Section 7.7, HCHB shall provide the Hosting and Maintenance Services as more fully set forth in Exhibit A hereto and the failure to provide such services shall be deemed a material breach of this Agreement.

38.    Added Services. In addition to the other services to be provided by HCHB hereunder, HCHB hereby agrees to provide the following services to Client [****]:

(a)    From February 23, 2011 through December 31, 2012, HCHB will provide to Client, at Client’s election, (i) five hundred (500) hours of service in Custom Development (defined below), (ii) one thousand (1,000) hours of service for priority acceleration of specific Road Map Features (defined below) selected by Client, or (iii) a combination of (i) and (ii). If the Client chooses acceleration, then the time required to design the specific accelerated feature will be offset from the available hours described in (ii) above.

“Custom Development” shall mean the development of features that will be deemed proprietary to Client and not available for use by other HCHB clients without the express prior written consent of Client. Such services may include custom features within any of the various Licensed Software modules.

“Road Map Features” shall mean any feature that is outlined on the defined HCHB Technology Road Map, which is an evergreen document outlining features to be included in the upcoming four (4) release cycles.

(b)    From January 1, 2013 through December 31, 2015, HCHB will provide to Client, at Client’s election, (i) three hundred (300) hours of service in Custom Development, (ii) six hundred (600) hours of service for priority acceleration of specific Road Map Features selected by Client, or (iii) a combination of (i) and (ii). If the Client chooses acceleration, then the time required to design the specific accelerated feature will be offset from the available hours described in (ii) above.

(c)    From January 1, 2016, through the end of the term of the Agreement, HCHB will provide to Client, at Client’s election, (i) one hundred fifty (150) hours of service in Custom Development, (ii) three hundred (300) hours of priority acceleration of specific Road Map Features selected by Client, or (iii) a combination of (i) and (ii). If the Client chooses acceleration, then the time required to design the specific accelerated feature will be offset from the available hours described in (ii) above.

39.    Advisory Boards. HCHB agrees to provide Client with two permanent seats on each of the Home Health Advisory Board and the Hospice Advisory Board (the “Advisory Boards”). HCHB further agrees that neither of the Advisory Boards will be disbanded, or have their responsibilities reduced, without

Certain portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The non-public information has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The omitted portions of this Exhibit are indicated by the following: [****].

the Client’s prior written approval. Client agrees to work cooperatively with HCHB to share insights into the needs of a homecare and/or hospice agency, and such cooperation will include providing consultation on a regular basis to HCHB through routine and regular (but in no event any less frequently than Client historically provided to HCHB prior to December 19, 2013) meetings with the Product Management and Development teams of HCHB, or such other personnel as may be designated by HCHB from time to time. HCHB shall have the unrestricted perpetual right to use the results of all such cooperation, consultation and meetings, except to the extent that Client expressly requests that HCHB keep confidential specific matters addressed during such cooperation, consultation and meetings. In exchange, HCHB agrees to provide Client with access to the Product Management and Development teams on a regular basis to ensure that the needs of Client and the industry are clearly understood and strategically addressed by HCHB.

40.    CPI Increases. The Maintenance and Hosting Rate set forth on Schedule “A” hereto may be increased, at the commercially reasonable discretion of HCHB, beginning on the date that is the five (5) year anniversary date of December 19, 2013 and on each anniversary date of December 19, 2013 thereafter (and only on such anniversary date, or within the fifteen (15) day period following such anniversary date, as specified below); provided, that the percentage increase in the Maintenance and Hosting Rate on any such anniversary date shall not exceed the percentage increase, if any, in the CPI Index for the period starting on the date that is one year prior to the applicable anniversary date and ending on such applicable anniversary date. Subject to the immediately preceding sentence, HCHB shall notify Client in writing of any such CPI Index price increase no later than fifteen (15) days following the occurrence of the applicable anniversary date, and if HCHB does not provide such a price increase notice within that fifteen (15) day period, then there shall be no price increase for that year. “CPI Index” means the Consumer Price Index as published by the Bureau of Statistics, U.S. Department of Labor, All Items Consumer Price Index for All Urban Consumers (CPI-U) for the U.S. City Average (1982-84 = 100).

41.    Beta Testing. Client shall serve as the HCHB Beta Test Host prior to each HCHB scheduled release for up to four HCHB scheduled releases for each annual period, with the first such annual period commencing on December 19, 2013 and ending on the one year anniversary of such date. As the Beta Test Host, upon reasonable prior written notice from HCHB, Client agrees to allow HCHB to activate new releases on Client servers a minimum of two (2) weeks and a maximum of three (3) weeks prior to the scheduled release to other HCHB clients. During this period, Client agrees to cooperate via communication with appropriate HCHB staff regarding the performance of the Licensed Software and HCHB agrees to cooperate to minimize related costs and disruption to Client. HCHB is entitled to cancel the Beta Test Host services described herein at any time. In consideration for serving as the Beta Test Host, Client shall be entitled to use and access the HCHB Learning Hub (“Hub,” which shall be deemed to be incorporated into Schedule A (Licensed Software) of the Agreement) at no cost to Client, as long as Client provides Beta Test Host services and for a period extending six (6) months beyond the date on which HCHB cancels the Beta Test Host services. Following the conclusion of such six (6) month post-cancellation period, Client will be responsible for all License Fees associated with the then active number of users on the Hub and the related maintenance fees for the Hub from that point forward. Client shall have the right to cancel the HCHB Beta Test Host services at any time after three (3) years from December 19, 2013 by providing six months prior written notice to HCHB in accordance with Section 21 of the Agreement.

Certain portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The non-public information has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The omitted portions of this Exhibit are indicated by the following: [****].

Agreed to and accepted as of the dates set forth below.

HOMECARE HOMEBASE, LLC:

By:     /s/ Matthew G. Posey
Name/Title: Matthew G. Posey, Chief Financial Officer
Date: December 31, 2014

EHHI HOLDINGS, INC.

By:     /s/ G. Robert Thompson
Name/Title: G. Robert Thompson, Chief Financial Officer
Date: December 31, 2014

Certain portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The non-public information has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The omitted portions of this Exhibit are indicated by the following: [****].

HOMECARE HOMEBASE, LLC
RESTATED CLIENT SERVICE AND LICENSE AGREEMENT
SCHEDULE A

Licensed Software:

The licensed software includes the following modules:

◦	Point of Care Module - Home Health

◦	Office Administration Module

•	Intake Management System

•	Workflow Management System

•	Clinical Pathway System

•	Assessment/OASIS/Validations System

◦	Billing Module, Scheduling and HR Module

◦	Point of Care Module - Hospice

◦	Business Development Module

◦	Physician Communication Module

◦
The Licensed Software will also include ([****]) HCHB’s Family Communication Module, if and when commercially available (provided that HCHB has no obligation to develop such module or make it commercially available).

◦	HCHB Learning Hub (to the extent provided pursuant to Section 41 of the Agreement)

◦	Benchmarking Services (to the extent provided pursuant to Section 5.3 of the Agreement)
Pricing: Licensing and Maintenance and Hosting Fees
User Licenses - All User Fees shall be [****] Dollars ($[****]) for each Unlicensed Home Health Aide User and [****] Dollars ($[****]) for each other user.

Licensing and Maintenance and Hosting Fee Schedule
Base License Fees:
HCHB Point of Care Module	[****]
HCHB Point of Care Module	[****]
HCHB Office Administration Module	[****]
HCHB Billing/Schedule/HR Module	[****]
HCHB Business Development Module	[****]
HCHB Physician Communication Module	[****]
Total Base License Fees	[****]
The quarterly Maintenance and Hosting Fee will be charged at a rate equal to the Total Base License Fee plus the Total User Fees (for the number of Client-specified Licensed Users for the applicable Contract Year quarter) multiplied by a Hosting Rate of [****] ([****]%) and a Maintenance Rate of [****] ([****]%).

Training and Implementation Fees:
Training and implementation fees are charged at $[****] per day per trainer.

•	Estimated Training Days Are As Follows (Client may specify fewer or more training days):

◦	3 Days QA with our team in Ft. Worth (2 trainers)

Certain portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The non-public information has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The omitted portions of this Exhibit are indicated by the following: [****].

◦	5 Days Staff Training Per Branch (2 trainers)

◦	5 Days On Site Training per Branch (2 trainers)

Subsequent training days will be charged at $[****] per day per trainer as requested by Client.

Client will be solely responsible for all reasonable and substantiated travel expenses incurred by trainers (for travel to Client’s facilities at Client’s request).

Items Not Included in the Pricing:
Pricing does not include:

◦	Any payor interfaces other than the interface to the Medicare intermediary and OASIS submission interfaces (which HCHB estimates to cost $[****] per interface)

◦	IPAQ’s and connectivity kits (cell phones or modem cards) (which HCHB estimates to cost $[****])

◦	Internet access for Client’s offices
Purchase of OCS Rehospitalization Tool Kit:

REOCCURING FEES	PRICE	TOTAL
OCS Rehospitalization Tool Kit Quarterly Subscription Fee (EHHI = 60 Provider Numbers)	$[****] per provider # per quarter	$[****] per quarter
*Net Fees subject to applicable state sales tax.

Since OCS Fees are assessed by HCHB annually on October 1 of the billing year, the fees for the OCS Rehospitalization Tool Kit for EHHI will be billed as follows:

On 10/1 the Client will be billed the first of four quarterly installments for the OCS Subscription per Provider Number for use of the service for the coming OCS Calendar Year (10/1/Current Year - 9/30/Next Year). The four quarterly installments are due 10/1, 1/1, 4/1 and 7/1.

Certain portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The non-public information has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The omitted portions of this Exhibit are indicated by the following: [****].

HOMECARE HOMEBASE, LLC
RESTATED CLIENT SERVICE AND LICENSE AGREEMENT
EXHIBIT 1
BUSINESS ASSOCIATE AGREEMENT

ENCOMPASS HOME HEALTH
BUSINESS ASSOCIATE AGREEMENT

This Business Associate Agreement (“Agreement”) is made effective the 16th day of September, 2013, (“Effective Date”), by and between Encompass Home Health1, (“Encompass”), and Homecare Homebase, LLC, (“Business Associate”).
RECITALS
I.    Encompass is a “covered entity” under the Health Insurance Portability and Accountability Act of 1996, as amended, (“HIPAA”), which, together with the Health Information Technology for Economic and Clinical Health Act, (“HITECH Act”) and related laws and regulations (collectively the “HIPAA Rule”), requires that Encompass implement physical, administrative and technical safeguards to ensure the privacy, confidentiality of its patients’ and employees’ “protected health information” (“Encompass PHI”) from unauthorized access, use or disclosure.
II.    Encompass may disclose its PHI to a third party “business associate” for the third party to provide or perform business-related services and activities to, for or on behalf of Encompass which involves Encompass PHI. Encompass and Business Associate have a separate Service Agreement, to which this Agreement is ancillary, regarding the provision or performance of the following services or activities which involve the access, receipt, creation, use, disclosure or maintenance of (check one or both) X Secured and/or __ Unsecured Encompass PHI which necessitates this Agreement: Electronic medical record software (“Services”2).
III.    This Agreement is required by the HIPAA Rule and is generally intended to ensure that Business Associate will, in provision of the Services, comply with the HIPAA Rule and establish and implement appropriate safeguards for the Encompass PHI, and to clarify the extent to which Business Associate may and may not access, use or disclose Encompass PHI.
IV.    THEREFORE, in consideration of the terms, conditions and mutual promises herein, and the underlying Service Agreement, the parties agree as follows:
Definitions3
A.    “Breach” means the unauthorized acquisition, access, use or disclosure of protected health information (PHI) which compromises the security or privacy of the PHI, except where the unauthorized person to whom the PHI was disclosed would not reasonably have been able to retain the information. An unauthorized, impermissible acquisition, access, use, or disclosure of PHI is presumed to be a Breach
___________________________________________
1 For purposes of this Agreement, the term “Encompass Home Health” means and includes all superior, subsidiary and affiliated entities and agencies of Advanced Homecare Management, Inc.
2 Includes all multiple locations of Business Associate’s services.
3 The HIPAA Rule should be consulted for the full verbatim text of any Definition.

Certain portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The non-public information has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The omitted portions of this Exhibit are indicated by the following: [****].

unless a risk assessment demonstrates that there is a low probability the PHI has been compromised.4
B.    “Breach Notice” means that Business Associate shall provide written notice to Encompass within 10 days of the discovery of any incident of Breach of Encompass PHI of which it becomes aware, including any Security Incident. Such notice shall include the dates and description of the incident; the nature and character of the PHI; the names of all Individuals whose PHI was involved; to whom the PHI was disclosed; what Business Associate has done to mitigate the Breach and prevent future occurrences; and any other information that may be required.5
C.    “Business Associate” means a person, organization or entity not a part of the Encompass workforce, including the Business Associate’s subcontractors and agents, who/which performs some business related service, function or activity to, for or on behalf of Encompass which involves the receipt, access, use, disclosure, creation, possession, maintenance, transmission, storage or destruction of Encompass PHI.6
D.    “Designated Record Set” means a group of records maintained by or for Encompass that is: (i) the medical records and billing records about Individuals maintained by or for Encompass; (ii) the enrollment, payment, claims adjudication, and case or medical management record systems maintained by or for a health plan; or (iii) used, in whole or in part, by or for Encompass to make decisions about Individuals.
E.    “Disclose” and “disclosure” mean the release, transfer, provision of, access to, or the divulging of, in any other manner, information to parties outside the entity holding the information.
F.    “HIPAA Rule” means and refers to the Omnibus Privacy, Security, Breach Notification, and Enforcement Rules; 45 CFR Parts 160, 164; 78 Fed. Reg. 5566, et seq, (01/25/2013).
G.    “Individual” or “Individual’s Designee” means an Encompass patient or employee whose PHI is at issue; the Designee is a person who has the legal authority to act for and on behalf of the Individual with regard to HIPAA.
H.    “Minimum necessary” means the use or disclosure of the minimum amount and type of PHI required to achieve the desired purpose of the request, use or disclosure.
I.    “Protected Health Information (“PHI”) means any information, whether oral or recorded in any form or medium: (i) that relates to the past, present or future physical or mental condition of an Individual; the provision of health care to an Individuals; or the past, present or future payment for the provision of health care to an Individual; and (ii) that identifies the Individual or with respect to which there is a reasonable basis to believe the information can be used to identify the Individual. Protected Health Information includes Electronic Protected Health Information (“ePHI”).
_____________________________
4 See 45 CFR 164.402.
5 § 13400 HITECH; 45 CFR § 164.410.
6 45 CFR § 160.103. Business Associate’s perform such services for a ‘covered entity’ as claims processing; health plan administration; record storage, maintenance or destruction; PHI messaging or transmission; data analysis, processing or administration; utilization review; quality assurance; billing; benefit or practice management; repricing; legal, actuarial, accounting, consulting, data aggregation, management, administrative, accreditation, or financial services for a covered entity. [45 CFR 160.103(1)].

Certain portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The non-public information has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The omitted portions of this Exhibit are indicated by the following: [****].

J.    “Secured PHI” is that PHI which has been rendered unusable, unreadable, or indecipherable to unauthorized Individuals by (a) a technology that is developed or endorsed by a standards developing organization that is accredited by the American National Standards Institute; (b) by de-identification of PHI as prescribed by HIPAA Privacy Regulation; (c) by destruction of the PHI in a manner prescribed by law.
K.    “Security Incident” means the attempted or successful unauthorized access, use disclosure, modification or destruction of protected health information or interference with system operations in an information system.
L.    “Subcontractor” means an individual or organization, other than a member of the Business Associate’s employed workforce, that accesses, uses, discloses, creates, receives, maintains or transmits Encompass PHI for or on behalf of Business Associate.
M.    “Unsecured” PHI” means that PHI which has not been rendered unusable,    unreadable, or indecipherable to unauthorized persons through the use of a technology or methodology specified by the Rule. (PHI which is not “secured”.)
N.    Other terms used in this Agreement and not defined shall have the same meaning attributed to them in the HIPAA Rule: Electronic Health Record; Data Aggregation; Health Care Operations; Notice of Privacy Practices; Required By Law; Secretary; Security Rule; Use.
AGREEMENT
OBLIGATIONS OF BUSINESS ASSOCIATE

1.
Business Associate acknowledges and agrees that all Encompass PHI accessed, used, disclosed, received, created or made available in any form by Encompass to Business Associate is subject to this Agreement. Business Associate shall comply with all applicable requirements of the HIPAA Rule and shall assume the following obligations under this Agreement:

(a)not to access, use or disclose Encompass PHI other than as permitted or required by the Service Agreement, this Agreement, or as permitted or required by law;

(b)employ appropriate administrative, technical and physical safeguards to protect the confidentiality and integrity of Encompass PHI, including electronic PHI, and prevent its unauthorized access, use or disclosure;

(c)initiate the Breach Notification procedure as defined herein;

(d)obtain written assurance that any subcontractors or agents of Business Associate that access, use, disclose, create, receive, maintain, or transmit Encompass PHI for or on behalf of Business Associate agree to the same restrictions, conditions, and compliance requirements that apply to Business Associate under this Agreement and the HIPAA Rule;

(e)make Encompass PHI available in a Designated Record Set to Encompass, an Individual, or an Individual’s Designee, within 30 days of a request satisfy the HIPAA Rule requirements for an Individual’s right of access to the Individuals PHI;

Certain portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The non-public information has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The omitted portions of this Exhibit are indicated by the following: [****].

(f)maintain and make available to Encompass, upon request, the information required to provide an accounting of disclosures of an Individual’s PHI;

(g)make any amendments to Encompass PHI in a Designated Record Set as directed or agreed by Encompass;

(h)make its internal practices, books, and records available upon request to the Secretary of DHHS for purposes of determining compliance with the HIPAA Rule;

(i)document all Permitted Disclosures of Encompass PHI and report such disclosures to Encompass upon request;

(j)in the event of a Breach by Business Associate, take steps to mitigate the Breach and prevent future occurrences; and

(k)provide access to copies of electronic PHI to Encompass, the Individual or the Individual’s Designee and comply with the Security Rule with respect to electronic PHI, if applicable.

PERMITTED USE AND DISCLOSURE

2.
Business Associate may only access, use or disclose Encompass PHI, under the rule for “minimum necessary” disclosure, as follows: (a) as necessary to perform the services, activities and functions set forth in the Service Agreement and to comply with this Agreement; (b) to de-identify the PHI; (c) to honor direct and valid requests for copies of Encompass PHI from Individuals or their Designee; (d) as authorized by the Individual or their Designee; (e) to honor proper subpoenas or other court orders for copies of Encompass PHI; (f) for data aggregation for the health care operations of Encompass, at its request; (g) for purposes of Business Associate management and administration, and to carry out its legal responsibilities; and/or (h) as otherwise required or permitted by law.

PROHIBITED USE AND DISCLOSURE

3.
Business Associate shall not use or disclose Encompass PHI as follows: (a) for fund-raising or marketing purposes; (b) to a health plan for payment or health care operations purposes if Encompass has informed the Business Associate that the patient has requested this restriction and has paid out of pocket in full for the health care item or service to which the PHI solely relates; (c) not directly or indirectly receive remuneration in exchange for PHI; or (d) in any manner that would constitute a violation of the HIPAA Rule should Encompass make the disclosure.

OBLIGATIONS OF ENCOMPASS

4.	Encompass shall:

(a)notify Business Associates of any limitation in its privacy practices to the extent such limitations may affect Business Associate’s access to or use or disclosure of PHI;

Certain portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The non-public information has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The omitted portions of this Exhibit are indicated by the following: [****].

(b)    notify Business Associate of any changes in, or revocation of an Individual’s authorization for Encompass to use or disclose PHI to the extent that such changes may affect Business Associate’s access to or use or disclosure of PHI;

(c)    notify Business Associate of any restriction to or the use or disclosure of PHI that Encompass has agreed to (including, without limitation any agreement by Encompass not to disclose PHI to a health plan for payment or health care operations purposes) to the extent that such restriction may affect Business Associate;

(d)    notify Business Associate of any amendments required to be made to PHI that Business Associate possesses in a designated record set; and

(e)    provide Business Associate a current and updated copy of its Notice of Privacy Practices & Patient’s Rights.

MISCELLANEOUS
5.Term. The Term of this Agreement shall be effective as of the Effective Date first written above and shall automatically renew for one year terms on each anniversary date thereafter unless sooner amended or terminated by the terms herein. Unless amended or terminated, this Agreement shall remain in effect so long as there is an underlying Service Agreement between the parties which necessitates Business Associate’s access, use, disclosure or maintenance of Encompass PHI.

6.Amendment; Termination. This Agreement may be amended pursuant to new or changed state or federal laws or regulations which bear directly on the subject matter, definitions, terms, conditions, and provisions of this Agreement. This Agreement may terminate upon the expiration or termination of the Services Agreement or upon 30 days written notice by either party, subject to the Surviving Terms and Conditions and other obligations herein.

7.Surviving Terms and Conditions. Upon termination or expiration of this Agreement, for the ongoing protection of Encompass PHI, the Obligations of Business Associate; Permitted Uses and Disclosures; and the Prohibited Uses and Disclosures sections of this Agreement shall survive and be effective for so long as Business Associate has possession and control over any Encompass PHI. Otherwise, Business Associate may, with approval of Encompass, return all Encompass PHI, or in the alternative Business Associate may render the PHI “Secured,” as defined herein, with written certification by Business Associate as to the securing of the Encompass PHI.

8.Interpretation. Any ambiguity in this Agreement shall be deferred to the HIPAA Rule and interpreted to permit Encompass to comply with the HIPAA Rule.

9.Indemnification; Liability. Under this Agreement, each party shall be and remain liable for their own acts and omissions, and each party shall indemnify and hold harmless the other from and against all claims, liabilities, penalties, fines, fees, causes of action (civil or regulatory), and/or other costs and expenses, including attorneys’ fees, that may arise against one party due to, related to, or regarding the acts or omissions of the other. Business Associate shall be liable to Encompass for all costs incurred associated with any formal HITECH Act Breach Notification required by Encompass which is caused by or due to the acts or omissions of Business Associate.

Certain portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The non-public information has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The omitted portions of this Exhibit are indicated by the following: [****].

10.Notice. For notifications required or permitted by this Agreement, such notices should be sent to the persons and addresses below:
Encompass:

Compliance Officer:
Encompass Home Health
6688 N. Central Expwy., Ste. 1300, Dallas, TX 75206
T - 214/239-6511
F - 1-866-670-1249
Compliance@ehhi.com

Business Associate:

Tom Maxwell, Chief Operating Officer
6688 N Central Expwy. Ste. 800 Dallas, TX 75206
T - 214.239-6731
F - 214/239-6799
tmaxwell@hchb.com

11.Entire Agreement. This Agreement supersedes any and all prior and contemporaneous Business Associate Agreements between the parties and constitutes the final and entire Agreement between the parties hereto with respect to the subject matter hereof.

12.Execution. This Agreement may be executed in multiple parts which collectively comprises a duly executed Agreement. Facsimile copies may be considered a duly executed copy, however each party shall produce an originally-signed copy of the Agreement upon request.

“Business Associate”	Encompass Home Health

Signature: __________________	Signature: __________________
Printed Name: ________________________	Printed Name: ________________________
Title: ____________________	Title: ____________________

Certain portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The non-public information has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The omitted portions of this Exhibit are indicated by the following: [****].

HOMECARE HOMEBASE, LLC
RESTATED CLIENT SERVICE AND LICENSE AGREEMENT
EXHIBIT A
HOSTING & MAINTENANCE SERVICES

EXHIBIT A
(Maintenance, Support and Service Levels)
Because HCHB back-office applications are accessed via the Internet, it is not feasible to guarantee system performance, because HCHB has no control over a customer’s Internet bandwidth and latency. HCHB does guarantee an adequate pipeline between HCHB’s system and the Internet, and adequate hardware resources to enable its applications to be responsive for all of its users.
Bandwidth
HCHB will allow maximum average response time by providing average bandwidth of not less than 125% of the average bandwidth utilization during any one-month period and by providing average CPU and memory availability of not less than 125% of average memory utilization during any one-month period. Upon Client’s request, HCHB will provide Client with reports of monthly bandwidth and memory usage and availability.
System Uptime
HCHB further guarantees that its systems will be up and running and available to users with Internet availability for a minimum of 99.5% of the time, measure during any continuous 30-day period, excluding planned system outages. System availability is constantly traced and all incidents of unplanned loss of availability are recorded and reported to users. Upon Client’s request, HCHB will provide Client with frequent (at least monthly) detailed reports of its back-office response time and availability statistics. Brief, planned system outages occur on a very infrequent basis. These outages are for necessary system maintenance or reconfiguration, and are performed between 10:00 p.m. and 4:00 a.m. (EST).
Penalties
In the event and to the extent that the HCHB System does not perform in accordance with the standards set forth above, HCHB will refund to Client, as Client’s sole and exclusive remedy, an amount equal to twenty-five percent (25%) of Client’s monthly hosting fee payable as set forth in this Addendum and the Agreement.